Exhibit 99.2

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

LETTER OF TRANSMITTAL

To accompany certificates of common shares, par value $1.25 per share, of

Weyerhaeuser Company (“Weyerhaeuser common shares”) that are validly tendered and not properly withdrawn

This Letter of Transmittal may be used to make tender only with respect to Weyerhaeuser common shares held in certificated form, in book-entry form via the Direct Registration System maintained by Computershare Trust Company, N.A. (“DRS”), or CIP Shares. “CIP Shares” means Weyerhaeuser common shares in uncertificated form held through the Computershare CIP, a direct stock purchase and dividend reinvestment plan for Weyerhaeuser, maintained by Computershare Trust Company, N.A. If you hold Weyerhaeuser common shares through a broker, dealer, commercial bank, trust company or similar institution, you should contact that institution directly for instructions on how to tender your Weyerhaeuser common shares. The deadline for this Letter of Transmittal (the “Expiration Deadline”) is 12:00 midnight, New York City time on June 30, 2014, unless the exchange offer is extended or terminated. This Letter of Transmittal must be RECEIVED by the Exchange Agent no later than the Expiration Deadline.

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Complete the box below to make tender of your Weyerhaeuser common shares. Participation in the exchange offer is subject to proration, adjustment and certain limitations as set forth in the Transaction Agreement (as defined in the Instructions) and the Prospectus—Offer to Exchange, dated May 22, 2014 (the “Prospectus—Offer to Exchange”).

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s) (if applicable))	Shares Tendered(3)(4) (Attach additional signed list, if necessary)
	Certificate Number(s) and/or indicate book-entry or CIP shares	Total Number of Shares Represented by Share Certificate(s) (if applicable)	Total Number of Shares Tendered(1)(2)

Total Shares
(1) If shares are held in book-entry form or are CIP shares, you must indicate the number of shares you are tendering.
(2) Unless otherwise indicated, all shares represented by Share Certificates, book-entry position or held through the Computershare CIP will be deemed to have been tendered.
(3) These elections will be subject to proration based on a proration adjustment if the exchange offer is oversubscribed.
(4) If you hold fewer than 100 shares, please see the below section entitled “Odd-Lot Shares.”

This Letter of Transmittal relates to the offer by Weyerhaeuser Company (“Weyerhaeuser”) to exchange all issued and outstanding common shares of Weyerhaeuser Real Estate Company (“WRECO common shares”) for Weyerhaeuser common shares that are validly tendered and not properly withdrawn. Immediately following consummation of the exchange offer, Topaz Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”), will be merged with and into Weyerhaeuser Real Estate Company (“WRECO”), with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe (the “Merger”). In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of common stock of TRI Pointe (“TRI Pointe common stock”). Accordingly, WRECO common shares will not be transferred to participants in the exchange offer; participants will instead receive shares of TRI Pointe common stock in the Merger. No trading market currently exists or will ever exist for WRECO common shares. You will not be able to trade the WRECO common shares before or after they are converted into the right to receive shares of TRI Pointe common stock in the Merger. There can be no assurance that shares of TRI Pointe common stock issued in the Merger will trade at the same prices at which shares of TRI Pointe common stock are traded prior to the Merger.

Although Weyerhaeuser has mailed the Prospectus—Offer to Exchange to the extent required by U.S. law, including to shareholders located outside the United States, the Prospectus—Offer to Exchange is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any Weyerhaeuser common shares, TRI Pointe common stock or WRECO common shares in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Weyerhaeuser, WRECO or TRI Pointe has taken any action under non-U.S. regulations to facilitate a public offer to exchange Weyerhaeuser common shares, WRECO common shares or TRI Pointe common stock outside the United States. Accordingly, the ability of any non-U.S. person to tender Weyerhaeuser common shares in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Weyerhaeuser, WRECO or TRI Pointe to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Weyerhaeuser common shares, WRECO common shares or TRI Pointe common stock that may apply in their home countries. None of Weyerhaeuser, WRECO or TRI Pointe can provide any assurance about whether such limitations may exist. For additional information about limitations on the exchange offer outside the United States, see the section in the Prospectus—Offer to Exchange entitled “This Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions.”

SHARES TO BE RECEIVED

Weyerhaeuser is offering to exchange all issued and outstanding WRECO common shares for Weyerhaeuser common shares that are validly tendered and not properly withdrawn prior to the expiration of this exchange offer. Subject to an upper limit, for each $1.00 of Weyerhaeuser common shares accepted in this exchange offer, you will ultimately receive $1.11 of fully paid and non-assessable shares of TRI Pointe common stock as a result of this exchange offer and the Merger. See the section in the Prospectus—Offer to Exchange entitled “This Exchange Offer—Terms of this Exchange Offer—Upper Limit.” This exchange offer does not provide for a minimum exchange ratio. See “This Exchange Offer—Terms of this Exchange Offer.” IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS THAN $1.11 OF WRECO COMMON SHARES FOR EACH $1.00 OF WEYERHAEUSER COMMON SHARES THAT IS ACCEPTED IN THIS EXCHANGE OFFER, AND YOU COULD RECEIVE MUCH LESS.

Weyerhaeuser will calculate the value of Weyerhaeuser common shares, WRECO common shares and shares of TRI Pointe common stock based on the simple arithmetic averages of the daily volume-weighted average prices (“VWAP”) of Weyerhaeuser common shares and TRI Pointe common stock on the New York Stock Exchange (“NYSE”) on each of the last three trading days (“Valuation Dates”) of the exchange offer period (including the expiration date), but not including the last two trading days that are part of any mandatory extension.

ODD-LOT SHARES

Shareholders holding fewer than 100 Weyerhaeuser common shares may have their Weyerhaeuser common shares accepted for payment before any proration of other tendered Weyerhaeuser common shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Weyerhaeuser common shares, even if such holders have separate accounts or certificates representing fewer than 100 Weyerhaeuser common shares. Accordingly, this section is to be completed ONLY if Weyerhaeuser common shares are being tendered by or on behalf of a person owning an aggregate of fewer than 100 Weyerhaeuser common shares.

☐	Mark this box if you own an aggregate of fewer than 100 Weyerhaeuser common shares, are tendering all such shares, and do not wish to be subject to proration.

LOST OR DESTROYED CERTIFICATE(S)

If you wish to tender Weyerhaeuser common shares held in certificated form, and if the certificate(s) representing those Weyerhaeuser common shares have been mutilated, destroyed, lost or stolen and you wish to tender those shares, you will need to contact the Exchange Agent at 800-561-4405 and request an affidavit of lost, stolen or destroyed certificate(s) (an “Affidavit”). In addition to completing the Affidavit, you will need to submit a service fee and a surety bond payment equivalent to 3% of the value of the missing Weyerhaeuser common shares (based on the market price of Weyerhaeuser common shares on the day prior to the mailing of the Affidavit). Instructions relating to payment methods for the service fee and the surety bond payment will be included with the Affidavit. Until receipt of this Letter of Transmittal, the completed Affidavit, the surety bond payment and the service fee, your Weyerhaeuser common shares will not be considered tendered in the exchange offer, and all items must be received by the Exchange Agent by the Expiration Deadline.

To be effective, this Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Exchange and Transmittal Information Booklet by the Expiration Deadline. If you are tendering your Weyerhaeuser common shares in certificated form, you must also submit the certificates representing those Weyerhaeuser common shares to the Exchange Agent by the Expiration Deadline. If you are not able to submit the necessary materials to the Exchange Agent by the Expiration Deadline, you must submit a properly completed Notice of Guaranteed Delivery by the Expiration Deadline. Do not send your election materials to WRECO, Weyerhaeuser, TRI Pointe or the Information Agent.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title and proper evidence satisfactory to the Depositary of his or her authority to so act (or Medallion Signature Guarantee in lieu of evidence). Please refer to Exchange and Transmittal Information Booklet regarding Signature Guarantees.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the Weyerhaeuser common shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my Weyerhaeuser common shares.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing Weyerhaeuser common shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Weyerhaeuser common shares will be determined by the Exchange Agent.

(3) I understand that, pending the completion of the Merger, I may not and shall not sell or otherwise transfer the Weyerhaeuser common shares subject to this Letter of Transmittal unless the Transaction Agreement is terminated, I properly withdraw my tendered Weyerhaeuser common shares, or, if Weyerhaeuser has not accepted such shares pursuant to the exchange offer, I properly withdraw my tendered Weyerhaeuser common shares after the expiration of 40 business days from the commencement of the exchange offer.

(4) I acknowledge that:

(A)	If I am tendering Weyerhaeuser common shares in certificated form, until I properly surrender the certificate(s) representing those Weyerhaeuser common shares and properly deliver this Letter of Transmittal to the Exchange Agent, I will not receive any consideration issuable or payable in connection with the exchange offer. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Exchange and Transmittal Information Booklet for Common Shares of Weyerhaeuser Company.

(B)	If I am tendering Weyerhaeuser common shares held in book-entry form via DRS or CIP Shares, until I validly authorize the transfer of those shares by proper delivery of this Letter of Transmittal to the Exchange Agent in the appropriate manner to one of the addresses listed in the Exchange and Transmittal Information Booklet for Common Shares of Weyerhaeuser Company, I will not receive any consideration issuable or payable in connection with the exchange offer.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED)

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a U.S. eligible institution, your signature(s) must be guaranteed by a U.S. eligible institution. The term “U.S. eligible institution” includes participants in the Securities Transfer Agents Medallion Program or eligible guarantor institutions (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

Authorized Signature	Name of Firm

Address of Firm - Please Print

SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:
(PLEASE TYPE OR PRINT)

Address:

INCLUDE ZIP CODE

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

IMPORTANT TAX INFORMATION

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder for shares acquired in the exchange offer, the shareholder is required to notify the exchange agent of the shareholder’s correct taxpayer identification number by completing the Substitute Form W-9 contained in this Letter of Transmittal certifying that the taxpayer identification number provided on the form is correct (or that the shareholder is awaiting a taxpayer identification number).

What Number to Give the Exchange Agent

The shareholder is required to give the exchange agent the social security number or employer identification number of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed instructions on Substitute Form W-9 for additional guidance on which number to report.

PAYER’S NAME: Computershare Trust Company, N.A.
SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. CHECK APPROPRIATE BOX:	Social Security Number or Employer Identification Number
Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)

☐ Individual/Sole Proprietor

☐ C Corporation

☐ S Corporation

☐ Partnership

☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)

☐ Other (see instructions)

Part 3 — If awaiting a TIN, check the Awaiting TIN box below and complete the Certificate of Awaiting Taxpayer Identification Number below. ☐ Awaiting TIN
For Payees exempt from back-up withholding, check the Exempt box below. ☐ Exempt Payee
Please fill in your name and address below

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)             The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2)             I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)             I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Name Business name/disregarded entity name, if different from above Address (Number and Street) City, State and Zip Code

Certification Instructions — You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2). If you are exempt from backup withholding, check the box in Part 4 above.

	SIGNATURE	DATE

NOTE:

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, a portion of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a TIN within sixty (60) days.

Signature                                                                                                           Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER (“TIN”) TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

WHAT NAME AND NUMBER TO GIVE THE PAYER

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor *
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity(4)
9.	Corporate or LLC electing corporate status on IRS Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
*	Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a), any IRA where the payor is also the trustee or custodian, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

Payees that may be exempt from backup withholding include the following:

•	A corporation.

•	A financial institution.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct TIN to the payer.

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to an individual.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends, which are not subject to information reporting, are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A of the Internal Revenue Code of 1986, as amended (the “Code”). All section references above are to the Code.

PRIVACY ACT NOTICE — Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give TINs to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN — If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.